Exhibit 99.1

Faraday Future Plans to Spin-Off its Crypto Flywheel Assets into an Existing Listed Company for Independent Fundraising and Operations, Building a Dual-Listed Company Structure

•	FFAI plans to spin off its crypto flywheel assets into an existing listed company, targeted to be initially controlled by FFAI. The Board has approved the overall strategy of a spin-off and the Company is in active discussions with an investment bank, strategic investors, and law firms regarding this project. More details are expected to be provided at the Company’s 919 Futurist Day & Stockholders’ Community Day to be held Sept. 19.

•	Subject to auditor consent and necessary stockholder approvals, FF’s goal is to consolidate the new company's financial statements into FFAI’s financial statements.

•	The spin-off of FFAI’s crypto flywheel business has the potential to accelerate the progress of the “Dual-Flywheel & Dual-Bridge” Eco Strategy and maximize stockholder value.

•	C10 Treasury has completed two rounds of asset allocations over the last two weeks, totaling approximately $10 million, with a slight increase in mark-to-market as of September 10, 2025, at 10 am Pacific Time. The 20% active portion outperformed the C10 Index as of September 10 at 10 am Pacific Time.

Los Angeles, CA (Sept. 12, 2025) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it is actively preparing to spin off its crypto flywheel assets (the “Spin-Off”) into a separate existing listed company. The Company expects to provide additional details, as available, at the upcoming 919 event.

The Spin-Off plan aims to establish two independent listed systems—FFAI and a new company focusing on the Crypto Flywheel—that will operate independently while forming strategic synergies.

C10 & Crypto will be driven by its three engines of core businesses, including C10 Treasury, with the goal of accelerating the realization of its Web3 strategic vision and unlocking its full potential. As presented at the Company’s August 16 event, this move is expected to further advance the construction of an “independently operated, mutually empowered” Web2+Web3 dual-engine growth system to maximize stockholder value.

“Separating and listing the Crypto & C10 and crypto asset businesses marks an important turning point in Company’s development,” said YT Jia, Founder and Global Co-CEO of FF. “We are establishing a second growth engine while ensuring that our core EAI EV Flywheel remains focused, accelerating product delivery and market expansion.”

C10 Treasury Performance Highlights – Positive Mark-to-Market; 20% Active Allocation Outperformed the C10 Index

The Company also announced the recent performance of its C10 Treasury, which completed its first two rounds of digital asset allocations over the past two weeks totaling approximately $10 million.

Within the overall portfolio, the actively managed 20% allocation achieved performance surpassing the C10 Index average. Notably, all four core digital assets selected in C10’s active allocation outperformed the overall C10 Index and every coin that outperformed the Index was proactively chosen.

Spin-off Intended to Address Two Concerns with Five Areas of Potential Value

The Spin-Off is designed to address two core concerns:

•	Independent Capitalization: C10 Treasury’s future financing would be conducted through a new entity, without diluting FFAI’s share capital.

•	Operational Focus: With the gradual separation between the two teams, each team could be more focused. The FFAI team would be more focused on advancing the EAI Flywheel strategy, particularly the delivery of FF and FX products.

The independent listing plan could bring the Company the following five dimensions of value:

•	Economic and Capital Value: The independent operation of the C10 business will help unlock its value and is expected to become a value amplifier for FFAI, generating returns to support FFAI’s EAI EV flywheel strategy..

•	Strategic Value: The separately listed entity can operate in a broader strategic space, helping to build an innovative bridge between Web2 and Web3 industries.

•	Business Focus: As an independent listed entity, C10 will have greater freedom and focus, capturing Web3 era opportunities more quickly.

•	Financial Clarity: Independent financial systems will empower the dual flywheels to progress in parallel, driving more refined management, faster and more effective decision-making, and ensuring sustainable long-term growth..

•	Organizational Appeal: As a future-oriented innovation platform, an independently listed company holding C10 assets could be more attractive in gathering top global Web3 talent.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the intentions for its crypto assets and subsidiaries and their potential benefits, the Company’s investments in crypto currency, and the Dual-flywheel, Dual-bridge Eco Strategy are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to consummate the Spin-Off in a timely manner, if at all; the separate listed entity’s ability to raise future capital on attractive terms, if at all; the Company’s ability to control the management and operations of the separate listed entity; the Company’s ability to successfully execute on a new Crypto-based strategy; the Company’s ability to raise funds to support a new Crypto-based strategy; the inherent volatility and regulatory uncertainty associated with cryptocurrency investments; current and potential litigation involving the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; and the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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